CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"


-------------------------------------------------------------------------------
                     ***CONFIDENTIAL TREATMENT REQUESTED***

      Note: Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange
                            Act of 1934, as amended.
-------------------------------------------------------------------------------


                            OPTION PURCHASE AGREEMENT

              OPTION PURCHASE AGREEMENT (this "Agreement") made as of this 25th day of January, 2010 between Malibu Capital Partners, LLC, a California limited liability company ("Buyer"), and the signatory on the execution page hereof ("Seller").

              WHEREAS, Overture Acquisition Corporation (the "Company"), a Cayman Islands corporation, was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business ("Business Combination"); and

              WHEREAS, the Company consummated an initial public offering in January, 2008 in connection with which it raised gross proceeds of approximately $150 million, a significant portion of which was placed in a trust account pending the consummation of a Business Combination on or prior to January 30, 2010; and

              WHEREAS, pursuant to certain provisions in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), a holder of Common Stock issued in the Company's initial public offering may, if it votes against the Business Combination, demand that the Company redeem such Common Stock into cash ("Redemption Rights"); and

              WHEREAS, the Business Combination will not be consummated if the holders of more than 30% of the Common Stock vote against the Business Combination and request Redemption Rights; and

              WHEREAS, Buyer has requested Seller, and Seller has agreed, to enter into this Agreement with respect to the number of shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company set forth on the signature page hereof that Seller beneficially owns (the "Shares"); and

              WHEREAS, Buyer has agreed to purchase from Seller an option to purchase Seller's Common Stock at any time prior to the Termination (as defined hereinafter) of this Agreement; and

              NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants
hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

              1. OPTION. Seller hereby sells to Buyer and Buyer hereby purchases from Seller, concurrently with the execution of this Agreement, at a price of *** per Share (the "Option Price"), an option (the "Purchase Option") to purchase all (but not less than all) of the Shares from Seller at any time prior to the Termination of this Agreement. On execution of this Agreement, Buyer shall pay to the order of Seller, by wire transfer of immediately available funds pursuant to the instructions set forth on SCHEDULE 1 hereto, the aggregate Option Price. Seller shall have confirmed none of the Shares are being lent by Seller, an affiliate of Seller (as such term is defined in Section 501(b) of the Securities Act of 1934, as amended) or Seller's broker, to any third party immediately prior to the execution of this Agreement.

              2. PURCHASE. If the Buyer exercises the Purchase Option in accordance with Section 4 then at the Closing (as defined hereinafter), Seller shall sell to Buyer and Buyer shall purchase from Seller, the Shares at a price per share (the "Purchase Price") equal to that certain pro rata portion of the Company's trust account (the "Trust Amount") due its public stockholders as set forth in the Company's final definitive proxy statement filed with the U.S. Securities and Exchange Commission (the "SEC") in connection with the Business Combination.

              3. AGREEMENT TO VOTE AND REDEEM PRIOR TO EXERCISE OF THE PURCHASE OPTION.

                  (a) VOTE AGAINST; REDEMPTION. In further consideration of the Option Price and unless withdrawn and revoked pursuant to the terms of this Agreement, Seller hereby agrees that within 1 business day after execution of this Agreement, Seller will send an electronic and written instruction through its prime broker holding the Shares requesting the prime broker to: (i) exercise its Redemption Rights, (ii) vote the Shares against the Business Combination, and (iii) vote the Shares against any amendment to the Certificate of Incorporation, each in the manner set forth in the Company's respective proxy statement(s) filed with the SEC, as applicable and in a timely manner; PROVIDED, FURTHER, that in all applicable cases, Seller shall take such other actions in connection therewith as may be reasonably requested by Buyer.

                  (b) PRIOR VOTES. If Seller has already voted in connection with any such Business Combination or amendment to the Certificate of
Incorporation, Seller shall either (i) send an electronic and written instruction through its prime broker holding the Shares requesting the prime broker to withdraw and revoke Seller's vote in favor of such Business Combination or amendment to the Certificate of Incorporation with respect to the Shares or (ii) continue to vote the Shares, against any Business Combination or amendment to the Certificate of Incorporation; PROVIDED, FURTHER, that in all applicable cases, Seller shall exercise, or continue to exercise, its Redemption Rights in accordance with the proxy statement(s) and take such other actions in connection therewith as may be reasonably requested by Buyer.

                  (c) APPOINTMENT OF PROXY.

                      (i) Subject to the limitations of Section 3(c)(ii), Seller hereby appoints Kenneth J. Abdalla as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares in accordance with the terms of this Agreement in a manner consistent with Clause
5. The proxy and power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the death, disability,

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

incompetency, bankruptcy, insolvency or dissolution of Seller. Furthermore, Seller will, from time to time as reasonably requested by Buyer, execute and deliver such further instruments, ancillary agreements or other documents or take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy granted by this
Section 3(c). Upon the termination of this Agreement in accordance with Section 10, this Section 3(c) shall be of further force and effect.

                      (ii) This Section 3(c) shall become effective only if: (i) Seller fails to vote the Shares in accordance with this Agreement, and/or (ii) Buyer notifies Seller of its intent to exercise the Purchase Option in accordance with Section 4 and payment of the Aggregate Purchase Price has been made to the Escrow Agent (as defined in Section 5).

                  (d) EVIDENCE OF VOTE. Seller shall provide further evidence of both (i) its vote against any such Business Combination or amendments to the Certificate of Incorporation, and (ii) its exercise of Redemption Rights, within one (1) business day of any reasonable request by Buyer for such evidence.

              4. EXERCISE OF PURCHASE OPTION. Buyer shall exercise the Purchase Option by delivering to Seller written notice, by electronic mail, facsimile or otherwise, at the address set forth in Section 20, such that it is received by Seller (i) at least two business days prior to the Meeting or any stockholder vote taken by written consent or (ii) at least one business day prior to the date set by Seller's prime broker as the date it must receive votes with respect to the Meeting or any stockholder vote taken by written consent (the later of (i) or (ii), the "Minimum Exercise Time"), containing (A) an acknowledgement of Buyer's intent to exercise the Purchase Option and (B) whether Seller should vote the Shares in favor of, against or abstain from voting upon, each proposal to be presented at the Meeting or upon any such action by written consent. The exercisability of the Purchase Option shall terminate in accordance with Section 10 hereof.

              5. AGREEMENT TO VOTE UPON EXERCISE OF THE PURCHASE OPTION. Upon the exercise of the Purchase Option and receipt by the mutually agreed upon escrow agent (the "Escrow Agent") of: (i) the Aggregate Purchase Price and (ii) a letter in substantially the form of EXHIBIT B hereto: Seller shall send an electronic and written instruction through its prime broker holding the Shares requesting the prime broker to: (1) withdraw and revoke its exercise of Redemption Rights and (2) vote in favor of, or abstain from voting upon, the Business Combination and the other proposals set forth in the Proxy Statement and/or any amendment to the Certificate of Incorporation and take such other actions in connection therewith as may be reasonably requested by Buyer. Until such time the Shares have settled in the account specified by Buyer, Seller shall promptly execute all necessary documents and take all actions as, in each case, are reasonably requested by Buyer in furtherance of such required action and revocation, with respect to the proposals to be submitted (i) by written consent of the stockholders of Company, or (ii) at the special (or annual) meeting, or adjournment thereof, each as called for by the Company or the consenting stockholders to vote upon (A) the Business Combination or (B) any amendment to the Certificate of Incorporation (the "Meeting"). If, (i) Buyer exercises the Purchase Option prior to the expiration of the Minimum Exercise Time and the Escrow Agent has confirmed receipt of the Aggregate Purchase Price as aforesaid but Seller does not revoke its exercise of redemption rights and vote in favour of (or abstain from voting) upon the Business

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

Combination pursuant to this Section 5 as a result of circumstances beyond the reasonable control of Seller then Buyer's sole remedy shall be the return of the Option Price and the Aggregate Purchase Price received by the Seller from the Escrow Agent or Buyer (if any) for such subject Shares within one (1) business day of the Meeting and Seller shall not be obliged to deliver such subject Shares to Buyer pursuant to Section 6, PROVIDED THAT if the Shares have been transferred to the Buyer or the Escrow Agent, the Buyer shall procure that they are promptly (and in any event within one (1) business day) transferred back to the Seller or (ii) if Buyer exercises the Purchase Option after the expiration of the Minimum Exercise Time, then Seller shall use reasonable efforts to comply with this Section 5; PROVIDED, HOWEVER, Seller shall have no liability whatsoever in connection therewith and should Seller be unable to comply with this Section 5, Seller shall not be obliged to deliver any non-complying Shares to Buyer pursuant to Section 6.

              6. CLOSING MATTERS.

                  (a) CLOSING. If Buyer exercises the Purchase Option, the closing of the purchase and sale of the Shares ("Closing") will occur simultaneously with the delivery of the Shares pursuant to Section 6(b).

                  (b) CLOSING PROCEDURES. As soon as reasonably practicable and in any event, within one (1) business day after the exercise of the Purchase Option and the Escrow Agent's confirmation of receipt of the Aggregate Purchase Price and a letter substantially in the form of EXHIBIT B, Seller shall deliver the Shares to Buyer electronically to an account specified by Buyer. Upon the settlement of the Shares, the Escrow Agent shall pay to the order of Seller the aggregate Purchase Price by wire transfer of immediately available funds to an account specified by Seller in accordance with EXHIBIT B. It shall be a condition to the obligation of Buyer on the one hand and Seller on the other hand, to consummate the transfer of the Shares contemplated hereunder that the other party's representations and warranties are true and correct as of the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

              7. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Seller hereby represents and warrants to Buyer on the date hereof and on the Closing that:

                  (a) SOPHISTICATED SELLER. Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Buyer.

                  (b) INDEPENDENT INVESTIGATION. Seller, in making the decision to sell the Shares to Buyer, has not relied upon any oral or written representations or assurances from Buyer or any of its officers, directors or employees or any other representatives or agents of Buyer. Seller has had access to all of the filings made by the Company with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the
Securities Act of 1933, as amended (the "Securities Act") in each case to the extent available publicly via the SEC's Electronic Data Gathering, Analysis and Retrieval system.

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

                  (c) AUTHORITY. This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Seller is subject.

                  (d) NO LEGAL ADVICE FROM BUYER. Seller acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller's own legal counsel and investment and tax advisors. Seller is not relying on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

                  (e) OWNERSHIP OF SHARES; NO PROXY. Seller is the legal and beneficial owner of the Shares, has held the Shares for at least sixty (60) days and will transfer to Buyer at the Closing good and marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever. Seller beneficially owned all of the Shares as of the date of this Agreement and has the sole right to exercise Redemption Rights and vote the Shares, whether at the Meeting or upon action by written consent, with respect to all of the Shares. Except as provided by this Agreement, Seller has not, directly or indirectly, granted any proxies or entered into any voting trust or other agreement or arrangement with respect to the voting, regardless of whether such vote would occur at the Meeting or upon action by written consent, of any of the Shares.

                  (f) CASH ACCOUNT. If the Shares are not currently held in an account which prohibits rehypothecation by the Seller's prime broker, Seller will transfer the Shares into such an account as soon as practicable following the execution of this Agreement; PROVIDED, HOWEVER, in no event shall such transfer occur more than two (2) business days from the execution of this Agreement.

                  (g) NON-TRANSFER OF SHARES; NUMBER OF SHARES. Except for a transfer of the Shares pursuant to Section 7(g)(i) - (iii), the Shares which are subject to the Purchase Option shall not be transferred, sold, assigned or borrowed in any manner, whether by merger, consolidation or otherwise by the operation of law, following the execution of this Agreement. Seller may transfer the Shares under the following circumstances: (i) in accordance with Section 7(f), (ii) to the Buyer or its assigns in connection with the exercise of the Purchase Option or (iii) to the Company (via its transfer agent or otherwise) in connection with Seller's perfection of its demand for Redemption Rights.

                  (h) SELLER TAXES. Seller understands that Seller (and not the Buyer) shall be responsible for any and all tax liabilities of Seller that may arise as a result of the transactions contemplated by this Agreement.

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

              8.   REPRESENTATIONS   AND  WARRANTIES  OF  BUYER.   Buyer  hereby
represents to the Seller that:

                  (a) SOPHISTICATED BUYER. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Shares from Seller.

                  (b) INDEPENDENT INVESTIGATION. Buyer, in making the decision to (i) pay the Option Price, (ii) exercise the Purchase Option and (iii) purchase the Shares from Seller, has not relied upon any oral or written representations or assurances from Seller or any of its officers, directors, partners or employees or any other representatives or agents of Seller, other than the representations and warranties set forth in this Agreement. Buyer has had access to all of the filings made by the Company with the SEC, pursuant to the Exchange Act and the Securities Act in each case to the extent available publicly via the SEC's Electronic Data Gathering, Analysis and Retrieval system.

                  (c) AUTHORITY. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

                  (d) NO LEGAL ADVICE FROM SELLER. Buyer acknowledges that is has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer's own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

              9. COVENANTS.

                  (a) SELLER. Seller hereby covenants and agrees (i) Seller has owned the Shares for at least sixty (60) days, (ii) Seller will, within 1 business day of execution of this Agreement, provide instructions to its prime broker substantially in the form of EXHIBIT A, which shall not allow the Shares to be borrowed by, or lent to, any other person or entity whatsoever, (iii) that except pursuant to the terms of this Agreement, Seller shall not, directly or indirectly, (A) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares, regardless of whether such vote would occur at the Meeting or upon action by written consent,(B) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of, any of the Shares during the term of this Agreement (C) seek or solicit any such assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

understanding with respect to the Shares, (iv) Seller will use reasonable efforts to notify Buyer, and to provide all details reasonably requested by Buyer, if Seller is approached or solicited, directly or indirectly, by any reasonably well-known alternative investment or institutional investor offering to purchase all (or part) of the Shares, (v) Seller shall comply with all of its filing obligations, if any, under the Securities Act, and the Exchange Act with respect to the Purchase Option, exercise of the Purchase Option, or any other transactions contemplated by this Agreement; PROVIDED, HOWEVER, Seller shall file for confidential treatment of this Agreement, which at a minimum shall include the Option Price and Section 11, and PROVIDED, FURTHER, Seller shall, where legally permitted and practicably possible, allow counsel to Buyer one (1) day to review any submissions to the SEC (if such Filing contains information with respect to the Buyer other than what is disclosed in this Agreement) and shall incorporate reasonable comments that pertain to information regarding Buyer, (vi) Seller shall not share this Agreement or disclose any provisions of this Agreement with any other person; PROVIDED, HOWEVER, Seller may disclose this Agreement to (A) its group companies and its and their respective employees and (B) its counsel and other advisors, each of whom Seller shall direct to keep this Agreement confidential and (C) where required by any law, rule or regulation (including the rules of a professional body) binding on the Seller and (vii) upon being contacted by the Company or any of its affiliates, including, but not limited to the Company's investment bankers, attorneys or other representatives, Seller may disclose to the Company that Seller no longer controls the vote with respect to the Shares as a result of Seller entering into an option agreement with respect to the Shares.

                  (b) BUYER. Buyer hereby covenants and agrees that (i) Buyer shall comply with all filing obligations, if any, under the Securities Act and the Exchange Act, with respect to the Purchase Option, exercise of the Purchase Option, any subsequent ownership of the Shares, or any other transactions contemplated by this Agreement and (ii) Buyer shall be responsible for all costs and expenses of the Escrow Agent.

              10. TERMINATION. Notwithstanding any provision in this Agreement to the contrary and provided that the Buyer has not, at such time, exercised the Purchase Option, this Agreement shall become null and void and of no further force and effect upon the earlier to occur: (i) the day on which the Company liquidates its trust account or (ii) by unilateral decision of the Buyer communicated to the Seller in writing. Upon any termination pursuant to Section 10, Seller shall retain the entirety of the aggregate Option Price.

              11. ***

              12. 13D FILING. Each of Buyer and Seller acknowledge and understand that by virtue of this Purchase Option, or the exercise of such Purchase Option, Buyer and/or Seller may be required to file a Schedule 13D or
Schedule 13D/A with the U.S. Securities and Exchange Commission (each, the "Filing") and hereby consents to any such Filing reasonably required in the opinion of Buyer, Seller and/or their respective counsels. Each of Buyer and Seller further acknowledge and understand that Buyer and/or Seller may be required, pursuant to the Exchange Act, to divulge certain information of Buyer and/or Seller, including, but not limited to, its name, principals, Share position, Option Price, Purchase Price and may be required to file this Agreement as an exhibit to any such Filing. Each of Buyer and Seller further covenant and agree that it shall allow the other party or its counsel one (1) business day to review

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

the Filing (if such Filing contains information with respect to the Buyer or Seller (as applicable) other than what is disclosed in this Agreement) and shall incorporate reasonable comments that pertain to information regarding such party.

              13. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

              14. GOVERNING LAW. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Delaware Chancery Court, then to such other court in the State of Delaware as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

              15. REMEDIES. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Seller hereby agrees Buyer is entitled to an injunction prohibiting any conduct by the Seller in violation of this Agreement and shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action to enforce this Agreement, The parties each waive their right to assert set-off as a defense. The non-prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees incurred by the prevailing party in connection with the enforcement of this Agreement in such amount as may be determined by the court of competent jurisdiction hearing such dispute.

              16. SEVERABILITY. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              17. BINDING EFFECT; ASSIGNMENT AND TRANSFER. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned or transferred by Seller. Buyer may assign, transfer or sell any of its rights under this Agreement at any time prior to the exercise of the Purchase Option (collectively, a "Transfer"). All rights and obligations of the Buyer shall terminate upon any such Transfer and all such rights and obligations shall be assumed by the transferee.

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

              18. HEADINGS. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

              19. ENTIRE AGREEMENT; CHANGES IN WRITING. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement not any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

              20. NOTICE. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered personally or sent by first class registered or certified mail, electronic mail, overnight courier service or facsimile transmission to the address or fax number most recently provided to such Person or such other address or fax number as may be designated in writing by such Person. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally or if sent by electronic mail or facsimile transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

              Address for Notice:

Malibu Capital Partners, LLC [BUYER]       Arrowgrass Master Fund Ltd.  [SELLER]
15332 Antioch Street #528                  PO Box 242, 45 Market Street
Pacific Palisades, CA 90272                Gardenia Court, Camara Bay
                                           Grand Cayman KY1-1104
                                           Cayman Islands
With a copy to:
Sadis & Goldberg                           With a copy to:
551 Fifth Avenue, 21st Floor               Arrowgrass Capital Partners LLP
New York, New York 10176                   Level 39, Tower 42
Attn: Paul Fasciano, Esq.                  25 Old Broad Street
pfasciano@sglawyers.com                    London EC2N 1HQ
P: (212) 573-8025                          United Kingdom
F: (212) 573-8026                          Attn: Legal

                            [Signature Page Follows]

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"

              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

                                             MALIBU CAPITAL PARTNERS, LLC
                                        By:  /s/ Kenneth J. Abdalla
                                             ----------------------------------
                                             Name:  Kenneth J. Abdalla
                                             Title: Managing Member



                                             ARROWGRASS MASTER FUND LTD.
                                        By:  /s/ Sean Flynn
                                             ----------------------------------
                                             Name:  Sean Flynn
                                             Title: Director


Option Price (per Share)                 ***
                                         ---
Purchase Price (per Share)*:
Number of Shares:                        1,856,220
Aggregate Option Price:                  ***
                                         ---
Aggregate Purchase Price*:

* Only to be completed in accordance with Section 2 in the event the Purchase Option is exercised












                   SIGNATURE PAGE TO OPTION PURCHASE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"


                             [LETTERHEAD OF SELLER]


[INSERT BROKER NAME]
[INSERT BROKER ADDRESS]
[INSERT ATTN: DETAILS]

                  RE: Account No.  [INSERT ACCOUNT NUMBER]

Gentlemen:

              [NAME OF SELLER] ("we" or the "Company") are writing in regards to the above referenced account number (the "Account") held by [INSERT NAME OF BROKER] ("you"). With respect to [NUMBER] of shares of the common stock of Overture Acquisition Corporation (the "Shares") held in our Account, we hereby request that you do not, in any manner whatsoever, lend, or allow to be borrowed, for any period of time whatsoever, such Shares.

                                            Very truly yours

                                            [SELLER]


                                        By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:


     Agree and accepted

     [BROKER]


By:/s/
   -----------------------------------
     Name:
     Title:

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"


                              [LETTERHEAD OF BUYER]


[INSERT ESCROW AGENT NAME]
[INSERT ESCROW AGENT ADDRESS]
[INSERT ATTN: DETAILS]

                  RE: Account No.  [INSERT ACCOUNT NUMBER]

Gentlemen:

              [NAME OF BUYER] ("we" or the "Company") are writing in regards to the above referenced account number held by [INSERT NAME OF ESCROW AGENT] ("you"). Pursuant to the terms of an Option Purchase Agreement between the Company and [INSERT SELLER], the Company has exercised its option to purchase [INSERT NUMBER] of shares (the "Shares") of the common stock of Overture Acquisition Corporation. In consideration for the electronic transfer of the Shares, [using the Depository Trust Company's DWAC (Deposit/Withdrawal at Custodian) System], to the Company's specified account, you are hereby irrevocably instructed to wire [AMOUNT] to [SELLER], in accordance with the wiring instructions provided below.

[INSERT WIRE INSTRUCTIONS]

CONFIDENTIAL TREATMENT REQUESTED                                      EXHIBIT 1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH "***"


The address for [SELLER] is [ADDRESS]. The contact person for [SELLER] is [PERSON]. He can be reached at [NUMBER].

              Kindly acknowledge where indicated below:
                  (a) that you hold [Amount] on behalf of the Company, which amount is available to be transferred to [Seller] pursuant to this letter; and

                  (b) your receipt and understanding of these instructions

              and return a copy to Sadis & Goldberg, attn: Paul Fasciano, Esq., facsimile number 212-573-8026 and Arrowgrass Capital Partners LLP, facsimile number +44 203 100 1363.

              A facsimile signed and electronically delivered copy of this letter shall be deemed an original.


                                            Very truly yours

                                            [BUYER]


                                        By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:


    Acknowledged and Agreed

    [ESCROW AGENT]


By: /s/
    ----------------------------------------
    Name:
    Title:


    [SELLER]


By:
    ----------------------------------------
    Name:
    Title:










                                      -2-